UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 16, 2006

Air Products and Chemicals, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-4534	23-1274455
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7201 Hamilton Boulevard, Allentown, Pennsylvania		18195-1501
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610 481-4911

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Tomah Acquisition. On March 21, 2006, Air Products and Chemicals, Inc. (the "Company"), Tomah Holdings, Inc. ("Tomah"), of Milton, Wisconsin, and the stockholders of Tomah, entered into an agreement (the "Acquisition Agreement") under which the Company is acquiring all of the issued and outstanding capital stock of Tomah for approximately $116,000,000. Tomah produces specialty surfactants and processing aids primarily for growth segments of the institutional and industrial cleaning, mining and oil field industries, among others.

The Company issued a press release on March 22, 2006, announcing the Tomah Acquisition. A copy of the press release is attached hereto as Exhibit 99.1, and is hereby incorporated by reference. The Press Release is being furnished; it is not deemed to be filed.

Item 7.01 Regulation FD Disclosure.

On March 22, 2006, the Company said it did not expect any impact on its previous FY 2006 EPS guidance of $3.30 to $3.48 per share, excluding the one-time impact of transactional and restructuring-related gains and losses.

Item 8.01 Other Events.

(1) Potential Chemicals Divestiture. On March 22, 2006, the Company announced that as part of its overall portfolio management business, it is exploring the potential sale of its amines and polymers businesses.

(2) Geismer Divestiture. The Company has reached an agreement in principle to sell its di-nitrotoluene ("DNT") production facility located in Geismar, Louisiana, to BASF Corporation ("BASF") for $155 million. The parties anticipate finalizing this transaction by the end of March, 2006.

(3) Stock Repurchase Plan; Dividend Increase. On March 16, 2006, the Board of Directors of the Company authorized the repurchase of up to $1.5 billion of its common stock and increased the quarterly dividend on the Company’s common stock to 34 cents per share from 32 cents per share.

The Company issued a press release on March 22, 2006, announcing the Potential Chemicals Divestiture, the Geismer Divestiture, the Stock Repurchase Plan and the Dividend Increase. A copy of the press release is attached hereto as Exhibit 99.1, and is hereby incorporated by reference. The Press Release is being furnished; it is not deemed to be filed.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1 Press Release dated March 22, 2006. Air Products Announces Repositioning and Portfolio Management.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Air Products and Chemicals, Inc.

March 22, 2006	By:	Paul E. Huck

Name: Paul E. Huck
Title: Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated March 22, 2006. Air Products Announces Repositioning and Portfolio Management.